FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 5, 2012
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, SUITE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

    Alanco Energy Services, Inc.  (“AES” or “Company”), a new wholly owned subsidiary of Alanco Technologies, Inc., has executed an agreement with TC Operating, Inc. (“TCO”) of Grand Junction, CO, effective April 1,
    2012, to transfer the lease for a 20 acre site near Grand Junction, CO and all related assets to AES with the intent for AES to construct facilities for the treatment and disposal of large quantities of produced water generated by oil and natural gas producers in Western Colorado.  The site was chosen due to its unique ability to meet stringent government requirements for disposal of the high saline water produced as a by-product of oil and gas production, and termed “produced water”.  The agreement included the transfer of all related tangible and intangible assets as well as Federal, State and County permits (issued or in process) required to construct the facilities.  The terms of the agreement requires minimum monthly lease payments plus a royalty to be paid to the landlord based upon quantities of water received at the site.  In addition, TCO can earn additional payments based upon a percentage of the net cumulative EBITDA (net of all related AES capital investments) over a period of approximately 10 years, the initial term of the lease.  The acreage covered by the lease may be expanded by up to 50 acres to allow for additional expansion at the site.

    AES has also entered into a definitive agreement (“Agreement”) with Deer Creek Disposal, LLC (“DCD”) to acquire a 160 acre site near Grand Junction, CO, for additional expansion to the proposed water disposal facility.  As consideration for the land purchase, AES will pay $500,000 at closing and assume a non interest bearing, secured, $200,000 note due November 15, 2012.  AES has also agreed to potential additional earn-
    out payments to DCD of up to $800,000, generally based on quarterly revenues in excess of operating expenses.  The Company expects the transaction to close within the next few days.

    Related to the treatment and disposal facilities, AES has also entered into a management agreement with TCO to manage the project for a monthly management fee.  In addition, the Company agreed to pay TCO at closing up to $85,000 and issue 40,000 shares of Common Stock of Alanco Technologies, Inc. as reimbursement for past expenses in acquiring permits and for past management services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alanco Technologies, Inc.

By      /s/ John A. Carlson
Name: John A. Carlson
Title:   Director, Executive VP and CFO

Date: April 5, 2012